Exhibit 10.1
ALNYLAM PHARMACEUTICALS, INC.
Performance Stock Unit Award Agreement
Granted Under 2018 Stock Incentive Plan
Name of Grantee:            [        ]
Target No. of Performance Stock Units:    [        ]
Grant Date:            [        ]
Grant Number:            [        ]
Pursuant to the Alnylam Pharmaceuticals, Inc. Amended and Restated 2018 Stock Incentive Plan, as amended through the date hereof (the “Plan”), Alnylam Pharmaceuticals, Inc. (the “Company”) hereby grants to the Grantee named above an award (this “Award”) of Performance Stock Units (“PSUs”) on the Grant Date. Each PSU shall relate to one share of common stock, par value $0.01 per share (the “Stock”), of the Company. The target number of PSUs subject to this Award is referenced above (the “Target PSUs”).
1.    Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the PSUs subject to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until (i) the Earned PSUs (as defined below), if any, have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.    Vesting of Earned PSUs; Certain Terminations of Employment; Change in Control. So long as the Grantee remains an Eligible Participant, the restrictions and conditions of Section 1 of this Agreement shall lapse with respect to any Earned PSUs, as determined pursuant to the provisions set forth in Appendix A hereto, on December 31, 2029 (the “Vesting Date”).
Notwithstanding the foregoing or anything in the Employment Agreement (as defined below) to the contrary, in the event the Grantee, while an Eligible Participant, dies or experiences a Triggering Event (as defined below) prior to the Vesting Date (in such case, the Grantee shall be referred to as a “Continuing Grantee”), the Award will remain outstanding with the number of Earned PSUs, if any, determined pursuant to the provisions set forth in Appendix A hereto, and the Award vesting on the Vesting Date.
In the event a Change in Control occurs prior to the Performance Period End Date, to the extent the PSUs are outstanding immediately prior to such Change in Control, the PSUs will become Earned PSUs based on actual achievement of the Performance Measure as determined by the Committee as if the date of such Change in Control were the Performance Period End Date (as defined in Appendix A) and using the price of a share of Company stock, as determined in connection with the Change in Control, to measure the achievement of the Company Share Price Target. Except in the case of a Continuing Grantee, the number of Earned PSUs, if any, determined pursuant to the previous sentence shall continue to vest based solely on time and shall vest on the Vesting Date, so long as the Grantee remains an Eligible Participant; provided, however, that in the case of a Continuing Grantee, the number of Earned PSUs, if any, shall automatically vest upon the occurrence of the Change in Control. Other than in the case of a Continuing Grantee, if (i) in connection with a Change in Control, the Earned PSUs are assumed or continued, or a new award is substituted for the Earned PSUs by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 10(b) of the Plan, (ii) the Grantee remains an Eligible Participant through the date of a Change in Control and (iii) after the date of a Change in Control the Grantee experiences a Triggering Event or the Grantee dies, the Earned PSUs will automatically vest in full upon such termination of employment. If, in connection with a Change in Control, the Earned PSUs are not assumed or continued, or a new award is not substituted for the Earned PSUs by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 10(b) of the Plan, the Earned PSUs will automatically vest in full upon the occurrence of such Change in Control. Notwithstanding the foregoing, to the extent required to avoid adverse tax consequences under Section 409A of the Code, any Earned PSUs (or assumed or substituted awards in respect of such Earned PSUs) that are subject to the requirements of Section 409A of the Code shall be settled on the Vesting Date.
For purposes of this Agreement, the following terms shall have the following meanings:
•“Triggering Event” shall mean a termination of the Grantee’s employment or service (i) by the Company as a result of the Grantee’s Disability, (ii) by the Company without Cause or (iii) by the Grantee for “Good Reason”.
•“Cause,” “Good Reason” and “Disability” shall have the respective meanings ascribed to such terms in the Grantee’s Employment Agreement with the Company effective as of December 13, 2021, as the same may be amended and in effect from time to time (the “Employment Agreement”).
•“Change in Control” shall mean:
(a)any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or
(b)the date a majority of the members of the Board is replaced during any 24-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(c)the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), other than a merger or consolidation which would result in a majority of the board of directors of the combined entity being comprised of members of the board of directors of the pre-transaction Company and the chief executive officer of the combined entity being the chief executive officer of the pre-transaction Company, in each case immediately following the consummation of such merger or consolidation and continuing for one year following such consummation, or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a).
The Committee may at any time accelerate the Vesting Date or any other vesting event specified in this Section 2, subject to the requirements of Section 409A of the Code.
3.    Number of PSUs that May be Earned. Except as otherwise provided herein and as further set forth in Appendix A hereto, the percentage of the Target PSUs that are earned by the Grantee (the “Earned PSUs”) will be determined based on the achievement of the Performance Measure as specified in Appendix A hereto. For the avoidance of doubt, such number of Earned PSUs is variable and may be more than, equal to, or less than, the number of Target PSUs and may range from zero to two hundred percent of the number of Target PSUs.
4.    Termination of Relationship with the Company. The Grantee shall remain an “Eligible Participant” so long as the Grantee remains an employee or officer of, or consultant or advisor to (which shall, for the avoidance of doubt, include service as a member of the Board), the Company or one of its subsidiaries. If the Grantee ceases to be an Eligible Participant for any reason other than death or the occurrence of a Triggering Event prior to the Vesting Date, the PSUs shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such PSUs.
5.    Issuance of Shares of Stock. As soon as administratively practicable following the Vesting Date but in no event later than March 15 of the year immediately following the year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Earned PSUs that have vested pursuant to Section 2 on the Vesting Date, and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares of Stock; it being understood that, in the case of any PSUs that become Earned PSUs in connection with a Change in Control, any such Earned PSUs that become vested prior to the Vesting Date and that are not otherwise subject to the requirements of Section 409A of the Code shall be delivered to the Grantee in a manner so as to allow the Grantee to participate in such Change in Control.
6.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 3 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.    Tax Withholding. As a condition to this Award, the Grantee hereby agrees that any required tax withholding obligation shall be satisfied through a mandatory, non-discretionary “sell-to-cover” arrangement with a broker designated by the Company, with all attendant costs to be borne by the Grantee, and hereby authorizes the Company to make such arrangement; provided, however, that in the event that the Grantee has engaged in any opposite way transactions within the previous six (6) months that were not exempt from Section 16(b) of the Exchange Act of 1934, as amended, any required tax withholding obligation associated with this Award shall be satisfied by the Company withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. Unless the withholding tax obligations of the Company and/or any subsidiary thereof are satisfied by the Grantee in accordance with this provision, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of any PSUs subject to this Award.
8.    Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from or comply with the requirements of Section 409A of the Code.
9.    No Obligation to Continue Service Relationship. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in an employment or other service relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment or other service relationship of the Grantee at any time.
10.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.    Data Privacy.

(a)Data Collection and Usage. The Company collects, processes and transfers personal data about the Grantee, in electronic or other form, including but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social insurance or social security number, passport number or other national identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options, stock units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, which the Company and its subsidiaries receive from the Grantee (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Grantee’s consent, compliance with relevant laws or regulations to which the Company is subject to or the pursuit by the Company of its respective legitimate interests not outweighed by the Grantee’s interests, rights or freedoms as needed to provide the requested services to the Grantee in accordance with the Plan.
(b)Stock Plan Administration Vendors. The Company may transfer Data to a designated third-party external broker or such other independent stock plan vendors, as may be selected by the Company in the future, which shall assist the Company with the implementation, administration and management of the Plan. Such vendor(s) may open an account for the Grantee to receive and trade shares of Common Stock underlying this Award. The Grantee may be asked to acknowledge, or agree to, separate terms and data processing practices with the vendor(s) with such agreement being a condition of participation in the Plan.

    An updated list with the details of all recipients of the Grantee’s Data can be made available upon a relevant request to privacy@alnylam.com.
(c)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of the Data would be compliance with the relevant laws or regulations and the pursuit by the Company of respective legitimate interests not outweighed by the Grantee’s interests, rights or freedoms. When the Company no longer needs the Data for any of the above purposes, the Grantee understands the Company will isolate it from active systems, remove it from its systems, or anonymize it to be used for statistical purposes as the case may be.
(d)Data Subject Rights. The Grantee understands that the Grantee may have a number of rights under data privacy and data protection laws and regulations in the Grantee’s jurisdiction. Depending on where the Grantee is based and the applicable data privacy and data protection laws and regulations, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify or supplement Data that is incorrect, incomplete or out-of-date in light of the purposes underlying the processing, (iii) anonymize or delete Data, (iv) restrict or object to the processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, (vii) receive a list with the names and addresses of any potential recipients of the Grantee’s Data, and/or (viii) receive information about the possibility of not giving consent to process Data and the consequences of not giving consent. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact privacy@alnylam.com.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Grantee is providing the consents herein on a free and purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s salary from or employment and career with the Company will not be affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Grantee’s ability to participate to the Plan may be affected, as the Company would not (or no longer) be able to grant this Award or other equity awards to the Grantee or administer or maintain such awards. Please note that withdrawal of consent does not affect any processing of Data carried out prior to and up to the date of such withdrawal.

By accepting this Award and indicating consent via the Company’s acceptance procedure, the Grantee is declaring that the Grantee agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of such Data to the recipients mentioned above, including recipients located in countries which do not ensure an adequate level of protection from applicable data privacy and data protection law and regulation perspective, for the purposes described above.
Finally, the Grantee understands that the Company as the Data Controller of the Data may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Grantee provide supplementary consents or provide the Grantee with additional privacy related information as the case may be. If applicable and upon request of the Company, the Grantee agrees to provide an executed acknowledgement or any data privacy consent to the Company (or any other acknowledgements, agreements or consents as may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in the Grantee’s jurisdiction, either now or in the future. The Grantee understands that the Grantee will not be able to participate in the Plan if the Grantee fails to execute any such acknowledgement, agreement or consent requested by the Company.
Further, the Grantee hereby consents to the treatment of this Award in connection with a Triggering Event, which treatment shall supersede and replace the treatment set forth in the Employment Agreement.
12.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

ALNYLAM PHARMACEUTICALS, INC

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

GRANTEE:
ADDRESS:

Appendix A to
Performance Restricted Stock Unit Agreement (the “Agreement”)
The Target PSUs subject to the Award will vest and be earned, if at all, in accordance with this Appendix A.

The Target PSUs shall become earned based upon the achievement of the specified Company Share Price Target (defined below) measured at the end of the Performance Period (the “Performance Measure”). The number of Earned PSUs will be equal to the Target PSUs multiplied by the Performance Multiplier specified in the table for the achieved Company Share Price Target. The number of Earned PSUs (if any) shall be rounded up to the nearest whole number of shares of Stock. “Performance Period” means the period beginning on the Grant Date and ending on December 31, 2029 (such date, the “Performance Period End Date”). The vesting of any Earned PSUs shall occur as provided in Section 2 of the Agreement. All determinations under this Appendix A shall be made by the Committee and will be final and binding on the Grantee.

Company Share Price Target	Performance Level	Performance Multiplier*
<$500	Below Threshold	0%
$500	Threshold	50%
$600	Target	100%
$700	Stretch	150%
$800	Maximum	200%

The achievement of the Company Share Price Target shall be determined based on the highest average thirty (30) consecutive trading day closing trading price of a share of Company stock occurring during the six (6)-month period ending on the Performance Period End Date, where the first day in a potential 30-day measurement period is July 2, 2029 (other than in the event of a Change in Control).
The Performance Multiplier will be interpolated for Company share price results between Threshold and Target, between Target and Stretch and between Stretch and Maximum.